SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Matthew E. Gilbertson has been elected as a director of Craft Brew Alliance, Inc. (the "Company"), by the Company’s Board of Directors (the "Board"), effective February 4, 2019. Mr. Gilbertson was designated to serve on the Board by Anheuser-Busch, LLC ("A-B"), pursuant to Section 2.1(p) of that certain Amended and Restated Exchange and Recapitalization Agreement dated May 1, 2011, as amended by Amendment No. 1 dated August 23, 2016, which gives A-B the right to designate up to two individuals to serve on the Board. Mr. Gilbertson will fill the vacancy created by the resignation of a previous A-B designee effective December 31, 2018. Mr. Gilbertson’s election is subject to any required regulatory approvals from the Alcohol and Tobacco Tax and Trade Bureau and various state liquor control regulatory authorities. His term will expire at the Company’s 2019 Annual Meeting of Shareholders.
Mr. Gilbertson will receive compensation for his services on the Board consistent with the Company's standard practices for non-employee directors. The compensation program currently in effect is described in Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 9, 2018, which description is incorporated herein by reference.
Mr. Gilbertson has served in multiple senior financial and strategic management roles within Anheuser-Busch InBev ("ABI"), the parent company of A-B, since joining ABI in 2014. He has served as Treasurer and a Vice President for ABI’s North American Zone since June 2017. He previously spent 10 years as an investment banker with the business valuation firm Duff & Phelps, LLC.
As Mr. Gilbertson is an employee of ABI and was designated by A-B, he does not qualify as an "independent director" as defined in NASDAQ Listing Rule 5605(a)(2). Accordingly, it is not currently anticipated that he will serve as a voting member of any Board committee, but may attend meetings of the Board’s Nominating and Governance Committee and Audit Committee as a non-voting observer.
There are no transactions in which Mr. Gilbertson has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. There are no family relationships between Mr. Gilbertson and any other executive officer or director of the Company. Other than as described above, there is no arrangement or understanding between Mr. Gilbertson and any other persons or entities pursuant to which he was elected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: February 5, 2019	By:	/s/Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer